Exhibit 10.4

WAIVER AND AMENDMENT

This Waiver and Amendment dated as of June 3, 2022 (the “Agreement”) is by and between MusclePharm Corporation, a Nevada corporation (the “Company”), and the undersigned, a Purchaser (as defined below) identified on the signature pages hereto. Capitalized terms not defined herein shall have the meanings assigned to them in that certain (i) Securities Purchase Agreement (the “SPA”) dated as of October 13, 2021 by and among the Company and each purchaser identified on the signature pages thereto (each, a “Purchaser” and collectively, the “Purchasers”); (ii) Pledge and Security Agreement (the “Security Agreement”) dated as of October 13, 2021 by the Company and each Subsidiary of the Company listed on the signature pages thereto in favor of Empery Tax Efficient, LP, in its capacity as collateral agent for the Purchasers; (iii) Original Issue Discount Senior Secured Notes (the “October Notes”) dated as of October 13, 2021 issued by the Company to each Purchaser; and (iv) the Common Stock Purchase Warrants (the “October Warrants” and together with the SPA, the Security Agreement and the October Notes, the “Transaction Documents”) dated as of October 13, 2021 issued by the Company to each Purchaser.

WITNESSETH:

WHEREAS, on October 13, 2021, the Company entered into the SPA with the Purchasers whereby the Company issued to the Purchasers the October Notes in the aggregate principal amount of $8,197,674.42 (including an original issuance discount) and October Warrants to purchase up to 17,355,700 shares of the Company’s common stock;

WHEREAS, the Company is contemplating entering into a Subsequent Financing (as defined in the SPA) pursuant to which it intends to sell notes (the “New Notes”) in the aggregate principal amount of up to $3,750,000 (including a 20% original issuance discount) and warrants (the “New Warrants”) to purchase such number of shares of the Company’s common stock equal to 150% of the aggregate principal amount of New Notes divided by the closing sale price of the Company’s common stock on the trading day immediately preceding the announcement of the Current Subsequent Financing (as defined below) (the “Warrant Shares” and together with the New Notes and the New Warrants, the “Securities”) to be offered to various investors through ROTH Capital Partners, LLC, as placement agent (such Subsequent Financing, the “Current Subsequent Financing”); and

WHEREAS, the Company is requesting a waiver from and/or consent to amend certain provisions of the Transaction Documents, in each case as provided in this Agreement, solely in order to enter into and consummate the Current Subsequent Financing.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Waiver of Negative Covenants in October Notes. The Purchaser hereby waives compliance with Sections 3 (a), (b) and (h) of the October Notes solely in connection with the entry into and consummation of the Current Subsequent Financing and issuance of the Securities pursuant to the Current Subsequent Financing.

2.	Consent to Amendment of the October Notes.

a.	The Purchaser and the Company hereby agree to amend and restate the first paragraph of the October Notes to read as follows:

THIS ORIGINAL ISSUE DISCOUNT SENIOR SECURED NOTE is one of a series of duly authorized and validly issued Original Issue Senior Secured Notes of MusclePharm Corporation, a Nevada corporation (the “Company”), having its principal place of business at 6728 W. Sunset Rd., Ste. 130, Las Vegas, NV 89118, designated as its Original Issue Discount Senior Secured Note due April 13, 2022 (this October Note, as amended, the “October Note” and, collectively with the other October Notes of such series, as amended, the “October Notes”).

b.	The Purchaser and the Company hereby agree to amend and restate the definition of “Maturity Date” in the October Notes as follows: “the date that is six (6) months from the Subsequent Closing Date (as defined in that certain Amended and Restated Securities Purchase Agreement dated as of June 3, 2022 by and among the Company and the purchasers listed on the signature pages attached thereto (the “A&R SPA”), including those party thereby pursuant to one or more joinder agreements)”.

c.	The Purchaser and the Company hereby agree to amend certain definitions in Section 1 of the October Notes as follows:

“Permitted Indebtedness” shall have the meaning ascribed to such term in the New Notes; provided that clause (a) therein shall be amended to refer to the New Notes.

“Permitted Liens” shall have the meaning ascribed to such term in the New Notes.

“Transaction Documents” shall have the meaning ascribed to such term in the A&R SPA.

“Warrants” shall have the meaning ascribed to such term in the A&R SPA.

“Warrant Shares” shall have the meaning ascribed to such term in the A&R SPA.

d.	The Purchaser and the Company hereby agree to amend Section 1 of the October Notes by adding the following definition:

“Indebtedness” shall have the meaning ascribed to such term in the A&R SPA.

“MSLP Note” shall mean one of the MSLP Notes.

“MSLP Notes” shall have the meaning ascribed to such term in the New Notes.

“New Notes” means those certain Original Issue Discount Senior Secured Notes due December 2022 issued by the Company on the Subsequent Closing Date (as defined in the A&R SPA) pursuant to the A&R SPA.

e.	The Purchaser and the Company hereby agree that initial principal amount of the undersigned’s October Notes set forth on the undersigned’s signature page attached hereto shall be increased to the aggregate principal amount of October Notes set forth on the undersigned’s signature page attached hereto.

f.	The Purchaser and the Company hereby agree that each reference to “Note” and/or “Notes” in Sections 3(e)(iii), 4, 5(a)(x), 5(a)(xiv) and 7(b) of the October Notes shall be replaced with a reference to “MSLP Note” or “MSLP Notes”, respectively.

g.	The Purchaser and the Company hereby agree that Section 5(a) of the October Notes shall be amended to (1) add the following additional Event of Default as clause (xvi): “Sabina Rizvi shall at any time not be serving as the Chief Financial Officer of the Company and as a member of the Board of Directors, in each case for any reason; provided that if Ms. Rizvi resigns as the Chief Financial Officer of the Company and/or as a member of the Board of Directors, in each case without Good Reason (as defined below), the Company shall have forty-five (45) days to cure this Event of Default by replacing Ms. Rizvi with another Chief Financial Officer and member of the Board of Directors, in each case that is not objectionable to the Collateral Agent in its sole discretion, provided, however, such approval by the Collateral Agent of the replacement Chief Financial Officer and member of the Board of Directors shall not be unreasonably withheld by the Collateral Agent. “Good Reason” as used above, shall mean a material diminution in her job title, salary, reporting relationships, responsibilities, or authority; or”, (2) the word “or” at the end of clause (xv) shall be deleted and (3) clause (xvi) shall be renumbered as clause (xvii).

h.	The Purchaser and the Company hereby agree that the amendments set forth in this Section 2 shall only become effective upon the due execution and delivery to the Company of a Waiver and Amendment identical in form and substance to this Waiver and Amendment by all Purchasers; provided that the certain Amended and Restated Securities Purchase Agreement dated as of June 3, 2022 by and among the Company and the purchasers listed on the signature pages attached thereto and those party thereto pursuant to one or more joinder agreements (the “A&R SPA”) shall be duly executed and delivered by all parties thereto on or prior to June 3, 2022.

3.	Consent to Amendment of the October Warrants. The Purchaser and the Company hereby agree that the reference to “9.99%” in Section 2(e) of the October Warrants shall be replaced with a reference to “4.99%”.

4.	No Implied Waiver or Consent. Except for the specific waiver, amendment and consent set forth above, nothing herein shall be deemed to be a consent to, amendment of or waiver of any covenant or agreement contained in the Transaction Documents, and all covenants and agreements contained in the Transaction Documents, as modified hereby, are hereby confirmed and ratified in all respects and shall remain in full force and effect in accordance with their respective terms.

5.	Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Purchaser with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this Agreement may not be amended without the prior written consent of the Company and Purchaser. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person or entity.

6.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof.

7.	Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

8.	Termination. This Agreement shall terminate, be of no further force or effect and be void ab initio if the Subsequent Closing (as defined in the A&R SPA) shall not be consummated in accordance with the terms set forth in the A&R SPA on or prior to June 10, 2022.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

MUSCLEPHARM CORPORATION

By:
Name:	Sabina Rizvi
Title:	President and CFO

Name of Purchaser:
Title (if the Purchaser is an entity):

INITIAL aggregate principal of OCTOBER Notes: $[•]

aggregate principal of OCTOBER Notes after giving effect to section 2(e) OF THIS AGREEMENT: $[•]